                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1998, appearing in the 1997 Annual Report to Shareholders of Applied Analytical Industries, Inc., which is incorporated by reference in Applied Analytical Industries, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K, as amended.


     /s/ PRICE WATERHOUSE LLP

     PRICE WATERHOUSE LLP
     Raleigh, North Carolina
     April 21, 1998